Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2020 RESULTS

- Earnings of $0.02 Per Fully Diluted Share -

- Core FFO of $0.18 Per Fully Diluted Share -

- Strong and Flexible Balance Sheet with Over $1 Billion in Cash –

New York, New York, April 22, 2020—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the first quarter of 2020.

“We have positioned ourselves for change and face this special period with a rock-solid balance sheet to allow us to meet our requirements and provide for external growth. I look forward to our earnings call and a full discussion of the impacts on our business from the “19,” the repurchase of our shares, and our plans for the use of our balance sheet,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman and Chief Executive Officer.

First Quarter Highlights

•	Net income attributable to the Company was $0.02 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.18 per fully diluted share.

•	Fortified its already strong balance sheet with the completion of several financings that raised $300 million in net incremental proceeds.

•	Increased its cash balance to over $1 billion with a $550 million draw under its $1.1 billion unsecured revolving credit facility.

•	Repurchased 8.5 million shares at a weighted average price of $9.37 per share, totaling $79.8 million in aggregate, through April 22, 2020.

•	Occupancy and leased percentages at March 31, 2020:

•	Total portfolio was 88.7% occupied; including Signed Leases Not Commenced (“SLNC”), the total portfolio was 91.1% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 90.0% occupied; including SLNC, the Manhattan office portfolio was 92.6% leased.

•	Retail portfolio was 88.5% occupied; including SLNC, the retail portfolio was 94.0% leased.

•	Empire State Building was 93.7% occupied; including SLNC, was 95.4% leased.

•

Signed 35 leases, representing 149,143 rentable square feet across the total portfolio, and achieved a 3.4% increase in mark-to-market cash rent over previous fully escalated cash rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 12 new leases, representing 63,153 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 19.4% in mark-to-market cash rent over previous fully escalated cash rents.

•

Increased Empire State Building Observatory revenues during the first two months of 2020 by 13.2%, after adjusting for the 102nd floor observation deck, to $14.4 million from $12.7 million in the first two months of 2019. On March 16, 2020, the Company complied with the instructions of authorities and closed the Empire State Building Observatory.

•	Declared a dividend of $0.105 per share.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.empirestaterealtytrust.com) the latest investor presentation which contains information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of March 31, 2020, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of March 31, 2020, the Company’s portfolio was occupied and leased as shown below. Leased percentages include signed leases not commenced.

	March 31, 2020	December 31, 2019	March 31, 2019
Percent occupied:
Total portfolio	88.7%	88.6%	88.8%
Total office	88.7%	88.5%	88.6%
Manhattan office	90.0%	89.8%	88.9%
Empire State Building	93.7%	94.1%	92.9%
Retail	88.5%	90.3%	90.7%
Percent leased:
Total portfolio	91.1%	91.2%	91.5%
Total office	90.9%	91.0%	91.4%
Manhattan office	92.6%	92.7%	92.2%
Empire State Building	95.4%	95.2%	94.1%
Retail	94.0%	93.1%	92.3%

Leasing

For the three months ended March 31, 2020, the Company signed 35 new, renewal, and expansion leases within the total portfolio, comprising 149,143 rentable square feet with an average starting rental rate of $66.58 per rentable square foot, representing an increase of 3.4% over the previous fully escalated cash rent.

On a blended basis, the 24 new, renewal, and expansion office leases, comprising 93,865 rentable square feet signed within the Manhattan office portfolio during the first quarter, had an average starting rental rate of $61.94 per rentable square foot, representing an increase of 12.6% over the previous fully escalated cash rent.

Leases Signed in the First Quarter 2020 for the Manhattan Office Portfolio

•

12 new leases, comprising 63,153 rentable square feet, with an average starting rental rate of $62.78 per rentable square foot, representing an increase of 19.4% over the previous fully escalated cash rent, and

•

12 renewal leases, comprising 30,712 rentable square feet, with an average starting rental rate of $60.20 per rentable square foot, representing an increase of 0.3% over the previous fully escalated cash rent.

Observatory

Revenue for January and February 2020 increased 13.2% from January and February 2019, after adjusting for the 102nd floor observation deck, which was closed for redevelopment in first quarter 2019 and re-opened in the fourth quarter 2019. The Company closed the Empire State Building Observatory on March 16, 2020 due to the COVID-19 pandemic.

First Quarter Observatory Results

(dollars in thousands)	2020	2019	Percent Change
Observatory revenue	$19,544	$20,569	(5.0%)
Less: 102nd floor revenue	(1,808)	(180)	—

Observatory revenue excluding 102nd floor	$17,736	$20,389	(13.0%)

Number of visitors	422,000	601,000	(29.8%)
Bad weather days (during open days)	15	15
Days closed due to COVID-19	15	—

Balance Sheet

During the quarter, the Company undertook several capital market actions to further enhance the strength and flexibility of its balance sheet. The Company has over $1.0 billion in cash, additional borrowing capacity under its revolving credit facility, low leverage levels and a weighted average debt maturity of more than seven years.

The Company completed several financings that added $300 million in net incremental cash proceeds to its balance sheet at an all-in blended cost of 2.6%, or 3.6% inclusive of interest rate swap agreements, and a weighted average maturity of 8.1 years.

On March 17, 2020, the Company issued and sold an aggregate principal amount of $175 million of senior unsecured notes in a private placement to entities affiliated with Prudential Private Capital, MetLife Management Advisors, LLC, and AIG Asset Management. The notes consist of $100 million of 3.61% Series G Senior Notes due March 2032 and $75 million of 3.73% Series H Senior Notes due March 2035.

On March 19, 2020, the Company proactively refinanced its existing $265 million unsecured bank term loan due August 2022 with a new $215 million unsecured term loan due March 2025 with an initial interest rate of LIBOR plus 1.20% and at the same time completed a new $175 million unsecured term loan due December 2026 with an initial interest rate of LIBOR plus 1.50%.

In addition to the aforementioned financings, and as a prudent action to bolster the Company’s cash balance and enhance its flexibility, the Company drew $550 million under the Company’s $1.1 billion unsecured revolving credit facility. The Company held cash and cash equivalents of approximately $1.0 billion at March 31, 2020.

At March 31, 2020, the Company had total debt outstanding of approximately $2.5 billion, with a weighted average interest rate of 3.60% per annum, and a weighted average term to maturity of 7.2 years. At March 31, 2020, the Company’s consolidated net debt to total market capitalization was approximately 35.5% and consolidated net debt to EBITDA was 4.4x.

Through April 22, 2020, the Company purchased 8.5 million of its shares at a weighted average share price of $9.37 per share, totaling $79.8 million, through a combination of open-market purchases and the execution of a 10B5-1 program.

Dividend

On March 31, 2020, the Company paid a dividend of $0.105 per share, or unit as applicable, for the first quarter 2020 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Company paid a dividend of $0.15 per unit for the first quarter 2020 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and paid a dividend of $0.175 per unit for the first quarter 2020 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, April 23, 2020 at 1:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until April 30, 2020, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13701815.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of March 31, 2020, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s tenants, particularly retail, and the Observatory recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments, (d) international and national disruption of travel and tourism with a resulting decline in Observatory visitors, and (e) macroeconomic conditions, such as a disruption of, or lack of access to, the capital markets, and general volatility adversely impacting the market price of the Company’s Class A common stock and publicly-traded partnership units of the Operating Partnership; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space; (iv)changes in our business strategy; (v) changes in technology and market competition that affect utilization of our broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; and (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues
Rental revenue	$148,113	$143,417
Observatory revenue	19,544	20,569
Lease termination fees	211	388
Third-party management and other fees	346	320
Other revenue and fees	2,010	2,599

Total revenues	170,224	167,293
Operating expenses
Property operating expenses	41,468	42,955
Ground rent expenses	2,331	2,331
General and administrative expenses	15,951	14,026
Observatory expenses	8,154	7,575
Real estate taxes	29,254	28,232
Depreciation and amortization	46,093	46,098

Total operating expenses	143,251	141,217

Total operating income	26,973	26,076
Other income (expense):
Interest income	637	3,739
Interest expense	(19,618)	(20,689)
Loss on early extinguishment of debt	(86)	—

Income before income taxes	7,906	9,126
Income tax benefit	382	730

Net income	8,288	9,856
Preferred unit distributions	(1,050)	(234)
Net income attributable to non-controlling interests	(2,743)	(3,945)

Net income attributable to common stockholders	$4,495	$5,677

Total weighted average shares
Basic	181,741	175,850

Diluted	292,645	298,049

Net income per share attributable to common stockholders
Basic	$0.02	$0.03

Diluted	$0.02	$0.03

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net income	$8,288	$9,856
Preferred unit distributions	(1,050)	(234)
Real estate depreciation and amortization	44,430	45,092

FFO attributable to common stockholders and non-controlling interests	51,668	54,714
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	53,626	56,672
Loss on early extinguishment of debt	86	—

Core FFO attributable to common stockholders and non-controlling interests	$53,712	$56,672

Total weighted average shares
Basic	292,645	298,049

Diluted	292,645	298,049

FFO per share
Basic	$0.18	$0.18

Diluted	$0.18	$0.18

Modified FFO per share
Basic	$0.18	$0.19

Diluted	$0.18	$0.19

Core FFO per share
Basic	$0.18	$0.19

Diluted	$0.18	$0.19

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31, 2020	December 31, 2019
Assets
Commercial real estate properties, at cost	$3,123,308	$3,109,433
Less: accumulated depreciation	(886,822)	(862,534)

Commercial real estate properties, net	2,236,486	2,246,899
Cash and cash equivalents	1,008,983	233,946
Restricted cash	36,881	37,651
Tenant and other receivables	22,549	25,423
Deferred rent receivables	229,154	220,960
Prepaid expenses and other assets	40,583	65,453
Deferred costs, net	218,578	228,150
Acquired below market ground leases, net	350,609	352,566
Right of use assets	29,256	29,307
Goodwill	491,479	491,479

Total assets	$4,664,558	$3,931,834

Liabilities and equity
Mortgage notes payable, net	$604,763	$605,542
Senior unsecured notes, net	973,002	798,392
Unsecured term loan facility, net	386,568	264,640
Unsecured revolving credit facility, net	546,436	—
Accounts payable and accrued expenses	142,315	143,786
Acquired below market leases, net	37,623	39,679
Ground lease liabilities	29,256	29,307
Deferred revenue and other liabilities	64,176	72,015
Tenants’ security deposits	30,543	30,560

Total liabilities	2,814,682	1,983,921
Total equity	1,849,876	1,947,913

Total liabilities and equity	$4,664,558	$3,931,834